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                                                                   Exhibit II.2.

                        Form of Series Form Certificate
                              WAL-MART STORES, INC.

                            Series Terms Certificate
                    Pursuant to Section 3.01 of the Indenture

         Pursuant to Section 3.01 of the Indenture, dated as of December 11, 2002 (the "Indenture"), made by and among Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), and Bank One Trust Company, NA, as trustee (the "Trustee"), Rick W. Brazile, Vice President of Planning and Analysis (the "Series Officer"), hereby certifies as follows, and Anthony D. George, Assistant General Counsel, Finance, and Assistant Secretary of the Company, attests to the following certification. Any capitalized term used herein will have the definition ascribed to that term as set forth in the Indenture unless otherwise defined herein.

         This Series Term Certificate (this "Certificate") relates to a Series of Securities initially being established in connection with the exchange offer (the "Exchange Offer") being made by the Company for the 8.375% Notes due 2007, 10.875% Bonds due 2010 and 6.625% Notes due 2015 of Asda Group Limited, a corporation organized under the laws of England and Wales and a wholly-owned indirect subsidiary of the Company (collectively, the "Asda Debt Securities") and for which the Securities of that Series will be offered in exchange for the Asda Debt Securities. The terms and conditions of the Exchange Offer are as set forth in the Offering Memorandum of the Company dated January [__], 2003 by which the Company will make the Exchange Offer (the "Offering Memorandum").

         A. This Certificate is a Series Terms Certificate contemplated by
         Section 3.01 of the Indenture and is being executed to evidence the establishment and approval of the terms and conditions of the Series of Securities that was established pursuant to Section 3.01 of the Indenture (the "Exchange Series") by means of a Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company, dated as of December 20, 2002 (the "Original Series Consent") by the Series Officer pursuant to the grant of authority under the terms of the Original Series Consent.

         B. Each of the undersigned has read the Indenture, including the provisions of Sections 1.02 and 3.01 thereof and the definitions relating thereto, and the resolutions adopted in the Original Series Consent. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent provided for in the Indenture relating to the execution and delivery by the Trustee of the Indenture, the creation, establishment and approval of the title, form and terms of a Series under the Indenture, and the authentication and delivery by the Trustee of promissory notes of a Series, have been complied with. In the opinion of the undersigned, (i) all such conditions precedent have been complied with and (ii) there are no Events of Default (as defined in the Indenture), or events which, with the passage of time, would become an Event of Default under the Indenture.

         C. The Exchange Series established in the Original Series Consent will be designated as the [.]% Notes due 2013.

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         D. Pursuant to the Original Series Consent, the Company is authorized to issue that aggregate principal amount of promissory notes of the Exchange Series required to be issued to the holders of the Asda Debt Securities that are validly tendered, not validly withdrawn and are accepted by the Company pursuant to the terms of the Exchange Offer (the "Initial Notes"). A copy of the Original Series Consent is attached hereto as Annex A. Any promissory notes that the Company issues that are a part of the Exchange Series (the "Notes") will be represented by one or more global securities substantially in the form attached hereto as Annex B (the "Form of Note").

         E. Pursuant to Section 3.01 of the Indenture, the terms and conditions of the Exchange Series and the promissory notes forming a part of the Exchange Series, including the Notes, are established and approved to be the following:

            1.       Designation:

                          The Series established by the Original Series Consent will be designated the "[__]% Notes due 2013."

            2.       Aggregate Principal Amount:


                     The Exchange Series is not limited as to the aggregate principal amount of all the promissory notes of the Exchange Series that the Company may issue. The Company is issuing the Initial Notes, which have an aggregate original principal amount that will be determined based on the principal amount of the Asda Debt Securities that are validly tendered, not validly withdrawn and accepted by the Company for exchange in the Exchange Offer and the Exchange Ratio (as defined in the Offering Memorandum) for each series of the Asda Debt Securities in accordance with the principles set forth in the Offering Memorandum.

            3.       Maturity:

                     Final maturity of the Notes will be January [__], 2013.

            4.       Interest:

                          a.   Rate

                               The Notes will bear interest at the rate of [__]% per annum.

                          b.   Payment Dates

                               Interest will be payable on the Notes
                               semi-annually in arrears on January [__] and July [__] of each year, beginning on July [__], 2003, to the person or persons in whose name or names the Notes

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                            are registered at the close of business on the
                            preceding January [__] or July [__], as the case may be. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

            5.      Currency of Payment:

                    The principal and interest payable with respect to the Notes will be payable in British pounds sterling.

            6.      Payment Places:

                    All payments of principal of and interest on the Notes will be made to Bank One, NA, acting through its London branch, so long as the Notes are in global form, otherwise payment will be made at the office or agency of the Company in the Borough of Manhattan, The City of New York or in London; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the person entitled thereto at such person's address as it appears on the Registry for the Notes.

            7.      Optional Redemption Features:

                    The Company may redeem all or any part of the Notes at any time and from time to time after the issuance of the Notes upon the terms and subject to the conditions set forth in
                    Section 4 of the Form of Note. The "Benchmark Gilt" used to determine the Redemption Price will be the [__]% [Treasury] [Exchequer] Stock due _____.

                    The Company may redeem the whole, but not part, of the Notes upon the occurrence of certain tax events pursuant to
                    Section 5(b) of the Form of Note.

                    There is no sinking fund with respect to the Notes.

            8.      Denominations:

                    The Notes will be issued in denominations of (Pounds)1,000 and integral multiples of (Pounds)1,000.

            9.      Principal Repayment:

                    100% of the principal amount of each Note.

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            10.     Registrar and Paying Agent:

                    Bank One, NA, acting through its London branch, will be the Registrar, London Paying Agent and London Transfer Agent for the Notes and Bank One Trust Company, NA will be the U.S. Paying Agent and U.S. Transfer Agent for the Notes.

            11.     Defeasance:

                    The Notes are not subject to defeasance.

            12.     Payment of Additional Amounts:

                    The Company will pay additional amounts as set forth under
                    Section 5(a) of the Form of Notes.

            13.     Book-Entry Procedures:

                    The Notes will be issued in the form of global Notes registered in the name of Bank One Nominees Limited, as nominee of Bank One, NA, the common depositary for Clearstream, Luxembourg and Euroclear, and will be issued in certificated form only in limited circumstances, in each case, as set forth under Sections 13 and 14 of the Form of Note. The Notes will initially be issued on book-entry basis only.

            14.     Other Terms:

                    Sections 2, 3, 6, 7, 10, 11, 12, 13, 14, 15, 17, 18, and 19,
                    of the Form of Note attached hereto as Annex B will also apply to the Notes.

                    The Notes will not have any terms or conditions of the type contemplated by clause (iii), (vi), (vii), (xii), (xiii),
                    (xiv), (xvi), (xvii) or (xx) of Section 3.01 of the
                    Indenture.

     E. The Notes will be issued pursuant to and governed by the Indenture. To the extent that the Indenture's terms apply to the Notes specifically or apply to the terms of all Securities of all Series established pursuant to and governed by the Indenture, such terms will apply to the Notes.

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                  IN WITNESS WHEREOF, the undersigned has hereunto executed this
Certificate as of January [__], 2003.



                                        ________________________________________
                                        Rick W. Brazile
                                        Vice President of Planning and Analysis

ATTEST:



______________________________________
Anthony D. George
Assistant General Counsel, Finance,
and Assistant Secretary

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                                     ANNEX A

                             ORIGINAL SERIES CONSENT

                               [Text Not Included]

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                                     ANNEX B

                                  FORM OF NOTE

                   [Text Included as Exhibit II.3 to Form CB]